Exhibit 10.1

                                    TAK 2000                    Aldrich Lane
                                                                Laurel, NY 11948
                    ----------------------------------------    631-298-9509

                                Theresa A. Kober




         Pursuant to negotiations between Adzone Research heretofore referred to as "the company" and Theresa A. Kober, heretofore now referred to as the subcontractor; the following contract for engagement shall be entered into:

         The company agrees to pay the sum of $18,000.00 for services related to the pursuit and negotiations with the United States Government and/or and United States Government Agency or department acting on their part and allowed by law for the company's product. Inasmuch as the company is currently unable to provide a currency exchange it is therefore agreed to that company stock in the amount of 300,000 shares will be issued immediately to the subcontractor.

         It is also agreed to that the company will register these shares under rule S-8 to compensate for the additional market risk associated with the subcontractor accepting stock in lieu of cash.

         The subcontractor agrees, for the above noted fee, to provide all Contract Negotiations, Marketing Support, Bid Process Support and training for all paperwork associated with delivery of product and proper procedures for billing and receiving of payment form the Government.

         The subcontractor agrees to provide this service for not less than 180 hrs. but not to exeed one (1) year from the date of this contract.

         All expenses including but not limited to travel, entertainment, etc. are to be borne by the company.


                       Agreed to this date 26 October 2001


/s/ CHARLES CARDONA                                         /s/ THERESA A. KOBER
---------------------------                                 --------------------
Charles Cardona                                             Theresa A. Kober
President, Adzone Research                                  Contract Manager